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                                                                    EXHIBIT 99.1



[O'CHARLEYS INC. LOGO]
NEWS RELEASE



CONTACT     Lawrence E. Hyatt                                       Gene Marbach
            Chief Financial Officer                           Investor Relations
            O'Charley's Inc.                                  Makovsky + Company
            (615) 782-8818                                        (212) 508-9600


          O'CHARLEY'S INC. ANNOUNCES PRELIMINARY RESULTS FOR THE THIRD QUARTER, AND SETS EARNINGS RELEASE AND CONFERENCE CALL DATES


NASHVILLE, Tenn. -- October 18, 2005 -- O'Charley's Inc. (NASDAQ/NM: CHUX) a leading casual dining restaurant company, today announced preliminary results for the third quarter ended October 2, 2005, and announced details for the release of its full results for the quarter.

         Although the Company has not yet finalized its financial results for the third quarter of fiscal 2005, it expects to report results for the quarter that are below its previously issued guidance of net income per diluted share of between $0.02 and $0.05. Excluding any charges related to asset impairment or dispositions that the company may be required to take in its fiscal third quarter, the Company now expects to report results for the quarter ranging from a net loss per diluted share of $0.03 to break even net income. Same store sales in the quarter declined by 1.5% at O'Charley's company-operated restaurants, and increased by 0.1% at Ninety Nine restaurants and by 1.4% at Stoney River Legendary Steaks. These same store sales combined with higher than expected payroll and benefits, food and beverage, and restaurant operating costs contributed to the Company's third quarter loss. These factors will be discussed more fully in the Company's third quarter earnings release and conference call.

         O'Charley's plans to issue its earnings release for the third quarter before the market opens on October 27, 2005, and will host a conference call on October 27, 2005, at 11:00 a.m. EDT. The number to call for this interactive teleconference is (973) 582-2952. A replay of the conference call will be available through November 4, 2005, by dialing (973) 341-3080 and entering the confirmation number, 6605765.

         The live broadcast of O'Charley's conference call will be available online at the Company's website, www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com on October 27, 2005, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue through November 4, 2005.


ABOUT O'CHARLEY'S INC.

O'Charley's Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 349 restaurants under three brands: O'Charley's, Ninety Nine Restaurant and Pub, and Stoney River Legendary Steaks. The Company operates 229 company-owned O'Charley's restaurants in 17 states in the Southeast and Midwest, and has four franchised O'Charley's restaurants in Michigan and two joint venture O'Charley's restaurants in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast


          3038 Sidco Drive  o  Nashville, TN 37204  o  (615) 256-8500
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CHUX Announces Preliminary Results and Sets Third Quarter Call
Page 2
October 18, 2005

rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine Restaurant & Pub restaurants in 107 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates seven Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD LOOKING STATEMENT

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company's third fiscal quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to increase operating margins and improve same store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the impact on our results of operations of restarting development of our StoneyRiver concept, and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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